Exhibit 5.1

Partners:

John Cartwright *

Audrey Coker *

Joanne Collett *

Mark Cummings *****

Colm Dawson ***

James Gaden ****

Thomas Granger **

Kristen Kwok **

Wing Lam *

William Lee *

Thomas Pugh *****

Andrew Randall **

Rupen Shah *****

Colette Wilkins ***

Denise Wong **

6 February 2022 MultiMetaVerse Holdings Limited Ritter House Wickhams Cay II, PO Box 3170 Road Town, Tortola VG1110 British Virgin Islands	Our Ref: NASD/KH/M6988-H22867

Dear Sirs

MULTIMETAVERSE HOLDINGS LIMITED

We have acted as British Virgin Islands legal advisers to MultiMetaVerse Holdings Limited (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company of Class A ordinary shares of no par value of the Company (the “Class A Ordinary Shares”). We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are British Virgin Islands Lawyers and express no opinion as to any laws other than the laws of the British Virgin Islands in force and as interpreted at the date of this opinion. We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this opinion nor upon matters of fact or the commercial terms of the transactions the subject of this opinion.

Based upon the foregoing examinations and assumptions and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the British Virgin Islands, we give the following opinions in relation to the matters set out below.

1.	The Company is a company duly incorporated under the BVI Business Companies Act, 2004 (as amended) (the “BVI BCA”) and validly exists as a BVI business company limited by shares in the British Virgin Islands. Based solely on the Certificate of Good Standing referred to in Schedule 1, the Company is in good standing under the laws of the British Virgin Islands.

Walkers (Hong Kong)

Walkers (Hong Kong)

滙嘉律師事務所 (香港)

15th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

T +852 2284 4566 F +852 2284 4560 www.walkersglobal.com

Bermuda | British Virgin Islands | Cayman Islands | Dubai | Guernsey | Hong Kong | Ireland | Jersey | London | Singapore

*England and Wales; **BVI; ***Cayman Islands; ****New South Wales (Australia); ***** Bermuda

WALKERS	Page 2

2.	The Company is authorised to issue a maximum of 111,000,000 shares with no par value divided into three classes of shares as follows:

(a)	100,000,000 class A ordinary shares with no par value;

(b)	10,000,000 class B ordinary shares with no par value; and

(c)	1,000,000 preferred shares with no par value.

3.	The issue and allotment of the Class A Ordinary Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Class A Ordinary Shares to be issued by the Company will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation on the holder of any of the Class A Ordinary Shares to make any further payment to the Company in respect of such Class A Ordinary Shares.

4.	The statements under the caption “Taxation – British Virgin Islands” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.  This opinion is given solely for your benefit and the benefit of your legal advisers acting in that capacity in relation to this transaction and may not be relied upon by any other person without our prior written consent.

This opinion shall be construed in accordance with the laws of the British Virgin Islands.

Yours faithfully

/s/ Walkers
Walkers (Hong Kong)

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Schedule 1

LIST OF DOCUMENTS EXAMINED

1.	The Certificate of Incorporation dated 13 July 2021, the Certificate of Merger dated 4 January 2023, the Certificate of Change of Name dated 4 January 2023, the Memorandum and Articles of Association, which were amended and restated and registered on 4 January 2023 (the “Memorandum and Articles”), the Register of Members and Register of Directors of the Company, copies of which have been provided to us by its registered agent in the British Virgin Islands (together the “Company Records”).

2.	A Certificate of Good Standing dated 6 February 2023 in respect of the Company issued by the Registrar (the “Certificate of Good Standing”).

3.	A copy of the executed written resolutions of the Board of Directors of the Company dated 2 November 2022 (the “Resolutions”).

4.	The Registration Statement.

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Schedule 2

ASSUMPTIONS

1.	The originals of all documents examined in connection with this opinion (the “Documents” and any “Document”) are authentic. The signatures, initials and seals on the documents are genuine and are those of a person or persons given power to execute the documents. All documents purporting to be sealed have been so sealed. All copies are complete and conform to their originals.

2.	The Memorandum and Articles of Association reviewed by us are the memorandum and articles of association of the Company that will be in effect on the issue and sale of the Class A Ordinary Shares.

3.	The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

4.	The Registration Statement will be duly authorised, executed and delivered by or on behalf of all relevant parties prior to the issue and sale of the Class A Ordinary Shares and will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than the laws of the British Virgin Islands).

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QUALIFICATIONS

1.	The term “enforceable” and its cognates as used in this opinion means that the obligations assumed by any party under any documents examined in connection with the opinion are of a type which the courts of the British Virgin Islands (the “Courts” and each a “Court”) enforce. This does not mean that those obligations will necessarily be enforced in all circumstances in accordance with its terms. In particular:

(a)	enforcement of obligations and the priority of obligations may be limited by bankruptcy, insolvency, liquidation, dissolution, reorganisation, readjustment of debts, disclaimer of onerous property in liquidation or moratorium and other laws of general application relating to or affecting the rights of creditors or by prescription or lapse of time;

(b)	enforcement of obligations and the priority of obligations may be limited by general principles of equity and, in particular, the availability of certain equitable remedies such as injunction or specific performance of an obligation may be limited where a Court considers damages to be an adequate remedy;

(c)	claims may become barred under statutes of limitation or may be or become subject to defences of set-off, counterclaim, estoppel and similar defences;

(d)	where obligations are to be performed in a jurisdiction outside the British Virgin Islands, they may not be enforceable in the British Virgin Islands to the extent that performance would be illegal under the laws of, or contrary to the public policy of, that jurisdiction;

(e)	in liquidation proceedings in respect of the Company before a Court it is likely that the Court will require all debts of the Company to be proved in a common currency, which is likely to be the Company’s functional currency;

(f)	to the extent that any provision of a Document is adjudicated to be penal in nature, it will not be enforceable in the Courts; in particular, the enforceability of any provision of such a Document that is adjudicated to constitute a secondary obligation which imposes a detriment on the contract-breaker out of all proportion to any legitimate interest of the innocent party in the enforcement of the primary obligation may be limited;

(g)	to the extent that the performance of any obligation arising under a Document would be fraudulent or contrary to public policy, it will not be enforceable in the Courts;

(h)	a Court will not necessarily award costs in litigation in accordance with contractual provisions in this regard; and

(i)	the effectiveness of terms in a Document excusing any party from a liability or duty otherwise owed or indemnifying that party from the consequences of incurring such liability or breaching such duty shall be construed in accordance with, and shall be limited by, applicable law, including generally applicable rules and principles of common law and equity.